UACSC 97-A
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 04/30/97

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
PRINCIPAL BALANCE RECONCILIATION                                             D O L L A R S                              NUMBERS
                                                     CLASS A-1        CLASS A-2        CLASS A-3     TOTAL CLASS A's
                                                    --------------   --------------   -------------    --------------    ------
Original Principal Balance                          167,000,000.00   107,000,000.00   19,347,947.22    293,347,947.22    20,702
Beginning Period Principal Balance                  148,853,729.60   107,000,000.00   19,347,947.22    275,201,676.82    19,834
Principal Collections - Scheduled Payments            3,161,524.47             0.00            0.00      3,161,524.47         0
Principal Collections - Payoffs                       3,863,703.66             0.00            0.00      3,863,703.66       319
Principal Withdrawal from Payahead                       16,202.92             0.00            0.00         16,202.92         0
Gross Principal Charge Offs                                   0.00             0.00            0.00              0.00         0
Repurchases                                              18,857.60             0.00            0.00         18,857.60         3
Ending Balance                                      141,793,440.95   107,000,000.00   19,347,947.22    268,141,388.17    19,512
                                                    ==============   ==============   =============    ==============    ======

Certificate Factor                                       0.8490625        1.0000000       1.0000000         0.9140728
Pass Through Rate                                            6.130%           6.375%          6.480%            6.242%
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
CASH FLOW RECONCILIATION

Principal Wired                                                                                          7,060,277.11
Interest Wired                                                                                           2,744,016.52
Withdrawal from Payahead Account                                                                            23,136.73
Repurchases (Principal and Interest)                                                                        19,230.45
Charge Off Recoveries                                                                                       13,324.00
Interest Advances                                                                                           53,965.37
Certificate Account Interest Earned                                                                         29,516.08
Spread Account Withdrawal                                                                                        0.00
Class A Surety Bond Draw for Class I Interest                                                                    0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                                       0.00

Total Cash Flow                                                                                          9,943,466.26
                                                                                                         ============

TRUSTEE DISTRIBUTION  (05/08/97)

Total Cash Flow                                                                                          9,943,466.26
Unrecovered Advances on Defaulted Receivables                                                                    0.00
Servicing Fee (Due and Unpaid)                                                                                   0.00
Interest to Class A-1 Certificateholders                                                                   760,394.47
Interest to Class A-2 Certificateholders                                                                   568,437.50
Interest to Class A-3 Certificateholders                                                                   104,478.91
Interest to Class I Certificateholders                                                                     470,686.24
Principal to Class A-1 Certificateholders                                                                7,060,288.65
Principal to Class A-2 Certificateholders                                                                        0.00
Principal to Class A-3 Certificateholders                                                                        0.00
Surety Bond Premium                                                                                         33,517.67
Interest Advance Recoveries from Payments                                                                   21,359.29
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                   0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                     0.00
Deposit to Payahead                                                                                         38,887.98
Certificate Account Interest to Servicer                                                                    29,516.08
Payahead Account Interest to Servicer                                                                          429.72
Excess                                                                                                     855,469.75

Net Cash                                                                                                         0.00
                                                                                                         ============

Monthly Servicing Fee and the Spread Amount                                                              1,541,843.86
                                                                                                         ============

Servicing Fee Retained from Interest Collections                                                           229,334.73
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

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
SPREAD ACCOUNT  RECONCILIATION

Original Balance                                                                                                 0.00
Beginning Balance                                                                                        1,368,893.13
Trustee Distribution of Excess                                                                             855,469.75
Interest Earned                                                                                              4,691.05
Spread Account Draws                                                                                             0.00
Reimbursement for Prior Spread Account Draws                                                                     0.00
Distribution of Funds to Servicer                                                                                0.00
Ending Balance                                                                                           2,229,053.93
                                                                                                         ============

Required Balance                                                                                         3,666,849.34

FIRST LOSS PROTECTION AMOUNT RECONCILIATION

Original Balance                                                                                        14,667,397.36
Beginning Balance                                                                                       12,391,190.71
Reduction Due to Spread Account                                                                           (860,160.80)
Reduction Due to Principal Reduction                                                                      (353,014.43)
Ending Balance                                                                                          11,178,015.48
                                                                                                        =============

First Loss Protection Required Amount                                                                   11,178,015.48
First Loss Protection Fee %                                                                                      2.00%
First Loss Protection Fee                                                                                   18,630.03

SURETY BOND  RECONCILIATION

Original Balance                                                                                       293,347,947.22
Beginning Balance                                                                                      275,360,515.02
Draws                                                                                                            0.00
Reimbursement of Prior Draws                                                                                     0.00
Ending Balance                                                                                         275,360,515.02
                                                                                                       ==============
Adjusted Ending Balance Based
     Upon Required Balance                                                                             267,372,749.68
                                                                                                       ==============
Required Balance                                                                                       267,372,749.68

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                          120,231.49
Deposit                                                                                                     38,887.98
Payahead Interest                                                                                              429.72
Withdrawal                                                                                                  23,136.73
Ending Balance                                                                                             136,412.46
                                                                                                       ==============
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